Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-159950) of our report dated March 28, 2012, relating to the consolidated financial statements of Nutrastar International Inc. and its subsidiaries which appears in this Annual Report on Form 10-K for the year ended December 31, 2011.

Crowe Horwath (HK) CPA Limited
Hong Kong, China
March 28, 2012